EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXHIBIT 23 –
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 for the Company’s 1996 Stock Option Plan and 1996 Recognition and Retention Plan (Registration No. 333-83198) of our report dated March 31, 2009 relating to the consolidated financial statements of First Federal of Northern Michigan Bancorp, Inc. as of December 31, 2008 which appear in this Form 10-K of First Federal of Northern Michigan Bancorp, Inc. for the year ended December 31, 2008.
/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
March 31, 2009